Exhibit 32.1
CAPITAL PROPERTIES, INC. AND CONSOLIDATED AFFILIATES
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Capital Properties, Inc. (the Company) on Form 10-QSB for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Robert H. Eder, Chairman of the Board and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert H. Eder
Robert H. Eder
Chairman of the Board and Principal Executive Officer
October 25, 2006